EXHIBIT 10.1
SEPARATION AGREEMENT AND GENERAL RELEASE
THIS SEPARATION AGREEMENT AND GENERAL RELEASE (this “Agreement”), dated effective as of April 28, 2023 (the “Termination Date”) by and between Matthew S. Heiter (“Executive”) and NN, Inc., a Delaware Corporation (the “Company”). In consideration of the benefits described below, the sufficiency of which is acknowledged hereby, Executive and the Company agree as follows:
1.Termination Date. Executive hereby resigns as Senior Vice President, General Counsel and Secretary and from all other positions as a director and/or officer with the Company, its subsidiaries and its affiliates (the “Company Group”), as of the Termination Date.
2.Company Property. As of the Termination Date, Executive represents that he has returned to the Company (and has not recreated, or delivered to anyone else) all of the records and property of the Company that were in Executive’s possession or over which Executive had direct or indirect control, including, but not limited to, all confidential information, files, monies, records, files, credit cards, office keys, office access cards, passwords, parking access cards and electronically encoded information (such as computer disks and flash drives) and all copies of such records and property. Executive may retain his Company-provided laptop, iPad and cellular telephone (including telephone number); provided, that Executive shall provide such items to the Company, as requested by the Company, to remove all proprietary and/or confidential information and documents in any form belonging to the Company Group.
3.No Admission. Neither this Agreement nor anything in this Agreement shall be construed to be or shall be admissible in any proceeding as evidence of an admission by the Company or Executive of any violation of the Company’s policies or procedures, or state or federal laws or regulations. This Agreement may be introduced, however, in any proceeding to enforce the Agreement. Such introduction shall be pursuant to an order protecting its confidentiality, except insofar as a court declines to enter any such order.
4.Release.
(a)General. In exchange for a one-time, lump sum payment to the Executive in the amount of $240,000.00 (“Consideration”), Executive, for and on behalf of Executive and Executive’s heirs, administrators, executors, and assigns, effective as of the Effective Date (as defined below), does fully and forever waive and release, remise, and discharge each member of the Company Group, its members, or partners, and each of its and their respective current, past, and future directors, partners, members, employees, advisors and agents (collectively, the “Released Parties”) from any and all claims that Executive had, may have had, or now has against the Released Parties collectively or any of the Released Parties individually, for or by reason of any matter, cause, or thing whatsoever, including but not limited to any claim arising out of or attributable to Executive’s employment or the termination of Executive’s employment with the Company, and also including but not limited to claims of breach of contract, wrongful termination, unjust dismissal, defamation, libel, or slander, or claims under any federal, state, or local law dealing with discrimination based on age, race, sex, national origin, handicap, religion, disability, sexual preference, or any other protected class or characteristic. This release of claims includes, but is not limited to, all claims arising under the Age Discrimination in Employment Act of 1967 (the “ADEA”), Title VII of the Civil Rights Act, the Americans with Disabilities Act, the Civil Rights Act of 1991, the Family Medical Leave Act, the Equal Pay Act, the Tennessee Human Rights Act, the Tennessee Disability Act, the Tennessee Public Protection Act, and any other federal, state, and local labor and anti-discrimination law, the common law, and any other purported restriction on an employer’s right to terminate the employment of employees. Notwithstanding any provision of this Release to the contrary, by executing this Release, Executive is not releasing any claims to the Consideration, to workers’ compensation or unemployment benefits, to any indemnification rights set forth herein, or any claims which otherwise cannot be waived as a matter of law. The Consideration shall be paid within fourteen (14) days of the Effective Date (as defined below).
(b)Release of Unknown Claims. It is the intention of Executive in executing this Agreement that the Release shall be effective as a bar to each and every claim, demand and cause of action hereinabove specified. Executive acknowledges that Executive may hereafter discover claims or facts in addition to or different from those which Executive now knows or believes to exist with respect to the subject matter of this Release and which, if known or suspected at the time of executing this Release, may have materially affected this settlement.
Nevertheless, Executive hereby waives any right, claim or cause of action that might arise as a result of such different or additional claims or facts. Executive acknowledges that Executive understands the significance and consequence of such release.

(c)No Proceedings. Except as provided in Section 9(a) of this Agreement, Executive represents that Executive has not filed or permitted to be filed against any of the Released Parties, individually or collectively, any lawsuit, complaint, charge, proceeding, or the like, before any local, state, or federal agency, court, or other body (each, a “Proceeding”), and Executive covenants and agrees that Executive will not do so at any time hereafter with respect to the subject matter of the Release and claims released pursuant to the Release (including, without limitation, any claims relating to the termination of Executive’s employment), except as may be necessary to enforce the Release or Executive’s rights to the Consideration under this Agreement, to seek a determination of the validity of the waiver of Executive’s rights under the ADEA, or to initiate or participate in an investigation or proceeding conducted by the Equal Employment Opportunity Commission (“EEOC”). Except as otherwise provided in the preceding sentence or in Sections 4(d) or 9(a) of this Agreement, (i) Executive will not initiate or cause to be initiated on Executive’s behalf any Proceeding, and will not participate (except as required by law) in any Proceeding of any nature against any of the Released Parties individually or collectively that in any way involves the allegations and facts that Executive could have raised against any of the Released Parties individually or collectively as of the date hereof and (ii) Executive waives any right Executive may have to benefit in any manner from any relief (monetary or otherwise) arising out of any Proceeding.
(d)Forfeiture of Award from Proceedings. Executive agrees that Executive shall forfeit and not accept any award, damages, recovery or settlement from any Proceeding brought by Executive or on Executive’s behalf pertaining to Executive’s employment, separation or otherwise. Nothing herein shall preclude Executive’s right to receive an award from a Governmental Entity (as defined below) for information provided under any whistleblower program.
5.Release Acknowledgements. Executive expressly represents and acknowledges that:
(a)the Company has advised Executive to consult with legal counsel, Executive has had the opportunity to seek the advice of legal counsel of Executive’s own choice, Executive has read this Agreement and the Release and has had the opportunity to have this Agreement and the Release explained to Executive by legal counsel, and the terms and conditions hereof are fully understood and voluntarily accepted by Executive;
(b)Executive is specifically agreeing to the terms of the Release because the Company has agreed to pay Executive the Consideration, to which Executive was not otherwise entitled under the Company’s policies or any agreement between the Company and Executive (in the absence of providing the Release), and the Company has agreed to provide the Consideration because of Executive’s agreement to accept the Consideration in full settlement of all possible claims Executive might have or ever had, and because of Executive’s execution of this Agreement; and
(c)Executive is waiving rights arising under the ADEA;
(d)the offer to accept the terms of this Agreement is open for 21 days from the date Executive receives this Agreement, provided, that, should Executive sign this Agreement before the end of the 21-day review period, such signature was made knowingly and voluntarily, and was in no way induced by the Company by means of intimidation, fraud, duress, or any other threat to withdraw the terms offered under this Agreement; and
(e)Executive has 7 days from the date of execution of this Agreement to revoke his signature, rendering this Agreement null and void and relieving the Company of its obligation to pay the Consideration. Such revocation must be made in writing to D. Gail Nixon, gail.nixon@nninc.com, during the 7 day period following the date of Executive’s execution of this Agreement. If Executive does not revoke this Agreement, the Agreement will go into effect on the 8th day following Executive’s signature (the “Effective Date”).
6.Remedies. Executive understands and agrees that if Executive breaches any provision of this Agreement or any provision of the Separation Agreement between Executive and the Company, effective as of April 1, 2017 (the “Separation Agreement”) that survives Executive’s termination of employment with the Company, in addition to any other legal or equitable remedies the Company may have, Executive shall reimburse the Company for all such payments made to Executive prior to such breach and the reasonable attorneys’ fees and costs incurred by the Company arising out of any such breach and to enforce such reimbursement; provided that Executive shall be permitted to keep $2,000 of the Consideration as consideration for the Release (unless Executive breaches the Release). Executive further agrees that nothing herein shall preclude the Company from recovering attorneys’ fees, costs, or any other remedies specifically authorized under applicable law as a result of Executive’s breach of this Agreement.

7.Restrictive Covenants. Executive represents that Executive has not violated any of the provisions in Paragraphs 9, 10, 11, 12 and 13 of the Separation Agreement (which is incorporated by reference and made a part hereof). Executive hereby acknowledges and reaffirms his obligations under Paragraphs 9, 10, 11, 12 and 13 of the Separation Agreement following the Termination Date.
8.Entire Agreement; Assignment. This Agreement, together with the Separation Agreement, sets forth the entire agreement and understanding between the parties as to the subject matter hereof and supersedes all prior and contemporaneous oral and/or written discussions, agreements and understandings of any kind or nature. Notwithstanding anything to the contrary contained herein, all equity granted under any of the Company Group’s equity incentive plans will vest or be forefeited, as the case may be, in accordance with the award agreements and plans applicable thereto, and such treatment expressly excluded from the Release contained in Section 4 of this Agreement. This Agreement, and all of Executive’s rights and duties hereunder, shall not be assignable or delegable by Executive, except that the Consideration shall be paid to Executive’s estate in the event of Executive’s death following execution of this Agreement. Any purported assignment or delegation by Executive in violation of the foregoing shall be null and void ab initio and of no force and effect. This Agreement may be assigned by the Company to a person or entity which is a successor in interest to substantially all of the business operations of the Company (“Successor”). Upon such assignment, the obligations of Executive shall inure to the benefit of such Successor and the rights and obligation of the Company hereunder shall become the rights and obligations of such Successor.
9.Certain Permissible Disclosures and Communications.
(a)Securities Exchange Act Rule 21F-17. Nothing in this Agreement, including Sections 4, 6 and 7, shall prohibit or impede the Executive from communicating, cooperating or filing a complaint with any U.S. federal, state or local governmental, judicial or law enforcement branch, agency or entity (collectively, a “Governmental Entity”) with respect to possible violations of any U.S. federal, state or local law or regulation, or otherwise making disclosures to any Governmental Entity, in each case, that are protected under the whistleblower provisions of any such law or regulation, provided that in each case such communications and disclosures are consistent with applicable law. Executive does not need the prior authorization of (or to give notice to) the Company regarding any such communication or disclosure.
(b)Defend Trade Secrets Act. Executive hereby confirms that Executive understands and acknowledges that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (i) in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Executive understands and acknowledges further that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order.
(c)Notwithstanding the foregoing provisions in this Section 10, under no circumstance will Executive be authorized to disclose any information covered by the Company’s attorney-client privilege or the Company’s attorney work product (i) without prior written consent of the Company’s General Counsel or other officer designated by the Company, or (ii) unless such disclosure of that information would otherwise be permitted pursuant to 17 CFR 205.3(d)(2), applicable state attorney conduct rules, or otherwise under applicable law or court order.
10.Cooperation. Executive agrees that he will provide reasonable cooperation to the Company and/or any other member of the Company Group and its or their respective officers, members of the board of directors and counsel in connection with any investigation, administrative proceeding or litigation relating to any matter that occurred during Executive’s employment in which he was involved or of which he has knowledge. The Company agrees to reimburse Executive for reasonable out-of-pocket expenses incurred at the request of the Company with respect to his compliance with this Section 10. Executive agrees that, in the event he is subpoenaed by any person or entity (including, but not limited to, any Governmental Entity) to give testimony or provide documents (in a deposition, court proceeding or otherwise) which in any way relates to his employment by the Company and/or any other member of the Company Group, he will give prompt notice of such request to the Company’s General Counsel and will make no disclosure until the Company and/or the other member of the Company Group have had a reasonable opportunity to contest the right of the requesting person or entity to such disclosure.

11.Indemnification. In accordance with Company policy and applicable law, the Company shall indemnify, defend, and hold harmless the Executive from and against any claims, losses, liabilities, damages, fines, penalties, costs, and expenses (including, without limitation, reasonable fees and disbursements of counsel and other professionals) brought against and/or suffered by the Executive as a result of any proceeding commenced against the Executive arising out of or in connection with any act or failure to act by the Executive within the scope of his employment and/or the scope of authority as provided in this Agreement, other Agreements or policies pursuant to which the Executive is or was acting for or on behalf of the Company.
12.Mutual Non-Disparagement. Executive agrees he will not make any negative public or private statements (through the press, or other method of publication) concerning the Company or any of its officers, employees or members. Executive further covenants and agrees that he will not engage in any conduct that is injurious to the reputation and interest of the Company, its owners, officers, business partners, or employees, including, but not limited to, disparaging, inducing or encouraging others to disparage the Company, encouraging others to terminate or alter their business dealings with the Company, or making or causing to be made any statement that is critical of or otherwise maligns the business reputation, business practices, products, management, or employment practices of the Company.
Company agrees that it will not make any negative, public or private statements concerning Executive, nor will it engage in conduct that is injurious to the reputation and interest of Executive, including but not limited to, disparaging, inducing, or encouraging others to disparage Executive or otherwise causing to be made any statement that maligns Executive’s reputation.
Nothing in this Section 12 shall prohibit truthful testimony or the reporting of any violation of law to any Governmental Entity.
13.Severability. In the event that any one or more of the provisions of this Agreement or the Separation Agreement are determined to be or become invalid, illegal or unenforceable in any respect, in any jurisdiction, by a court of competent jurisdiction, in a final judgment to which no further appeal can be made, such judgment shall not affect such provisions in any other jurisdiction or any other provisions of this Agreement, the validity, legality and enforceability of which shall not be affected thereby and Executive agrees that the court making such determination shall have the power to strike or reform such provision to the maximum and/or broadest duration, scope, and/or area permissible by law, and, as so reformed, such provision shall then be enforceable.
14.Governing Law, Jurisdiction and Venue. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF TENNESSEE WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN TENNESSEE WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND EACH OF THE PARTIES AGREES THAT ANY ACTION RELATING IN ANY WAY TO THIS AGREEMENT MUST BE COMMENCED ONLY IN THE COURTS OF TENNESSEE, FEDERAL OR STATE. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED OR NOT PROHIBITED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING BY SENDING THE SAME BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY RECOGNIZED OVERNIGHT COURIER SERVICE. EACH PARTY TO THIS AGREEMENT ALSO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY SUIT, ACTION, OR PROCEEDING UNDER OR IN CONNECTION WITH THIS AGREEMENT.
15.Counterparts. This Agreement may be executed in counterparts, and each counterpart, when executed, shall have the efficacy of a signed original. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.
16.No Waiver. No waiver of any breach of any term or provision of this Agreement shall be construed to be, or shall be, a waiver of any other breach of this Agreement. No such waiver shall be binding unless signed in writing by the party waiving the breach.

17.Withholding Taxes. The Company may withhold from any amounts payable under this Agreement such federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.
[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement this 28th day of April, 2023.

/s/ Matthew S. Heiter
Matthew S. Heiter

NN, INC.

By:	/s/ Michael C. Felcher
Michael C. Felcher
Chief Financial Officer